Consent of Independent Auditor We consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333- 236049) and the Registration Statement on Form S-3 (File No. 333-236501) of Accel Entertainment, Inc. of our report dated August 8, 2022, relating to the consolidated financial statements of Century Gaming, Inc. and its subsidiaries as of and for the fiscal year ending June 30, 2021. Junkermier, Clark, Campenlla, Stevens, P.C. Kalispell, Montana August 12, 2022 35 Three Mile Dr, Suite 101 / Kalispell, MT 59901 Of ce: (406) 755-3681 / Fax: (406) 755-6661 / jccscpa.com